Exhibit 4.1

                                   AMENDMENT


     This Amendment (this "Amendment"), dated as of March 5, 2007, is entered into by GLOBAL PAYMENT TECHNOLOGIES, INC., a Delaware corporation (the "Company"), and LAURUS MASTER FUND, LTD., a Cayman Islands company ("Laurus"), for the purpose of amending the terms of each of (i) that certain Secured Convertible Minimum Borrowing Note, dated March 15, 2004, issued by the Company to Laurus (as amended, modified or supplemented from time to time, the "Minimum Borrowing Note") and (ii) that certain Secured Revolving Note, dated March 15, 2004, issued by the Company to Laurus (as amended, modified or supplemented from time to time, the "Revolving Note"). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Minimum Borrowing Note and/or the Revolving Note, as applicable.

     WHEREAS, the Company and Laurus have agreed to make certain changes to the Minimum Borrowing Note and the Revolving Note as set forth herein.

     NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. The definition of "Maturity Date" set forth in each of the Minimum Borrowing Note and the Revolving Note is hereby amended to mean "May 15, 2007."

     2. This Amendment shall be effective as of the date hereof following (i) the execution and delivery of same by each of the Company and Laurus and (ii) the payment by the Company to Laurus Capital Management, LLC, the investment manager of the Laurus, of a payment in an amount equal to $25,000.

     3. Except as specifically set forth in this Amendment, there are no other amendments to the Minimum Borrowing Note or the Revolving Note, and all of the other forms, terms and provisions of the Minimum Borrowing Note and the Revolving Note remain in full force and effect.

     4. The Company hereby represents and warrants to Laurus that as of the date hereof, both before and after giving effect to this Amendment, (i) no Event of Default (as defined in the Security Agreement referred to in each of the Minimum Borrowing Note and the Revolving Note) exists and is continuing and (ii) all representations, warranties and covenants made by the Company and its subsidiaries in connection with the Security Agreement referred to in the Minimum Borrowing Note, the Revolving Note and/or any Ancillary Agreement referred to in such Security Agreement are true, correct and complete and all of Company's and its subsidiaries' covenant requirements have been met. The Company hereby agrees to, no later than five days after the date hereof, file an 8-K with the Securities and Exchange Commission disclosing the transactions set forth in this Amendment (the "8-K") on the date hereof.


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     5.    This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and permitted assigns. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.


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     IN WITNESS WHEREOF, each of the Company and Laurus has caused this
Amendment to be effective and signed in its name effective as of the date set forth above.


                                       GLOBAL PAYMENT TECHNOLOGIES, INC.


                                       By: /s/ William McMahon
                                           --------------------------------
                                       Name: William McMahon
                                       Title: VP - CFO


                                       LAURUS MASTER FUND, LTD.


                                       By: /s/ David Grin
                                           --------------------------------
                                       Name: David Grin
                                       Title: Director


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